Exhibit 2.1

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This FIRST Amendment to Agreement and Plan of Merger (this “Amendment”), dated as of June 25, 2021, is made and entered into by and among REALTY INCOME CORPORATION, a Maryland corporation (“Realty Income”), RAMS MD SUBSIDIARY I, INC., a Maryland corporation and a direct wholly owned Subsidiary of Realty Income (“Merger Sub 1”), RAMS ACQUISITION SUB II, LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Realty Income (“Merger Sub 2”), VEREIT, INC., a Maryland corporation (“VEREIT”), and VEREIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“VEREIT OP”). Each of Realty Income, Merger Sub 1, Merger Sub 2, VEREIT and VEREIT OP is referred to herein as a “party” and, collectively, the “parties.”

WHEREAS, the parties entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 29, 2021, pursuant to which, among other things, (a) Merger Sub 2 will merge with and into Vikings OP pursuant to the Merger Agreement (the “Partnership Merger”), with Vikings OP continuing as the surviving company of the Partnership Merger and (b) immediately following the Partnership Merger, Vikings shall merge with and into Merger Sub 1 pursuant to the Merger Agreement (the “Merger”), with Merger Sub 1 continuing as the surviving corporation of the Merger; and

WHEREAS, the parties desire to amend the Merger Agreement as set forth herein in accordance with Section 8.12 of the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I

AMENDMENTS

Section 1.1           Amendments to the Merger Agreement.

(a)           The first paragraph of the recitals of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

WHEREAS, the parties intend that, subject to the terms and conditions set forth herein, (a) at the date and time the Partnership Merger (as defined below) becomes effective (the “Partnership Merger Effective Time”), Merger Sub 2 will be merged with and into VEREIT OP pursuant to the Partnership Merger, with VEREIT OP continuing as the surviving entity of the Partnership Merger, and in which (i) each outstanding VEREIT Partnership Common Unit that is owned by VEREIT, Realty Income, or their respective affiliates (the “VEREIT OP Majority Partners”) immediately prior to the Partnership Merger Effective Time will remain outstanding as one Surviving VEREIT Partnership Common Unit (as defined below), and (ii) each outstanding VEREIT Partnership Common Unit that is owned by a VEREIT OP Minority Partner (as defined below) immediately prior to the Partnership Merger Effective Time will be converted into the right to receive a number of newly issued shares of common stock, par value $0.01 per share, of Realty Income (the “Realty Income Common Stock”) equal to 0.705, subject to adjustment as provided in Section 2.6 (the “Exchange Ratio”); and (b) immediately following the Partnership Merger Effective Time, at the Effective Time (as defined below), VEREIT shall merge with and into Merger Sub 1 pursuant to the Merger (as defined below), with Merger Sub 1 continuing as the surviving corporation, and in which each outstanding share of common stock, par value $0.01 per share, of VEREIT (the “VEREIT Common Stock”) shall be converted into the right to receive a number of newly issued shares of Realty Income Common Stock equal to the Exchange Ratio;

(b)           Section 2.2(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

VEREIT Partnership Common Units Held by VEREIT. Each VEREIT Partnership Common Unit that is owned by any VEREIT OP Majority Partner immediately prior to the Partnership Merger Effective Time, including each VEREIT Partnership Common Unit that constitutes VEREIT’s general partnership interest in VEREIT OP and each VEREIT Partnership Common Unit that constitutes VEREIT’s limited partnership interest in VEREIT OP, shall remain outstanding as one Surviving VEREIT Partnership Common Unit and, immediately following the Effective Time, shall be held by the applicable VEREIT OP Majority Partner, and no payment shall be made with respect thereto.

(c)           Section 2.2(c) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

VEREIT Partnership Common Units Held by VEREIT OP Minority Partners. Subject to Section 2.3(e), each VEREIT Partnership Common Unit issued and outstanding immediately prior to the Partnership Merger Effective Time owned by a holder of VEREIT Partnership Common Units other than any VEREIT OP Majority Partner (each such holder, a “VEREIT OP Minority Partner”) shall be automatically converted into the right to receive a number of newly issued shares of Realty Income Common Stock equal to the Exchange Ratio. As a result of the Partnership Merger, all VEREIT Partnership Common Units issued and outstanding immediately prior to the Partnership Merger Effective Time owned by a VEREIT OP Minority Partner shall no longer be outstanding and shall be automatically cancelled and retired and shall cease to exist, and each evidence of such VEREIT Partnership Common Units in book-entry form previously evidencing such VEREIT Partnership Common Units immediately prior to the Partnership Merger Effective Time (the “VEREIT Book-Entry Partnership Common Units”) and each certificate previously representing such VEREIT Partnership Common Units immediately prior to the Partnership Merger Effective Time (the “VEREIT Partnership Common Unit Certificates”) shall thereafter represent the right to receive the shares of Realty Income Common Stock into which such VEREIT Partnership Common Units were converted, in accordance with Section 2.3, without interest.

ARTICLE II

GENERAL PROVISIONS

Section 2.1         Defined Terms. Except as otherwise set forth in this Amendment, all capitalized terms used and not defined herein shall have the meanings given to such terms in the Merger Agreement.

Section 2.2         Effect of Amendment. Each party to this Amendment represents that it has all necessary power and authority to enter into and perform the obligations of this Amendment and that there are no consents or approvals required to be obtained by such party for such party to enter into and perform its obligations under this Amendment that have not been obtained. This Amendment shall be deemed incorporated into, and form a part of, the Merger Agreement and have the same legal validity and effect as the Merger Agreement. This Amendment shall be effective as of the date first written above. After giving effect to this Amendment, unless the context otherwise requires, each reference in the Merger Agreement or any Exhibit or Schedule thereto to “this Agreement”, “the Agreement”, “hereof”, “herein” or words of like import referring to the Merger Agreement shall refer to the Merger Agreement as amended by this Amendment (except that references in the Merger Agreement to the “date hereof” or “date of this Agreement” or words of similar import shall continue to mean April 29, 2021). Except as amended by this Amendment, the Merger Agreement will continue in full force and effect and shall be otherwise unaffected hereby.

Section 2.3        General Provisions. This Amendment hereby incorporates the provisions of Article 8 of the Merger Agreement as if fully set forth herein, mutatis mutandis.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed on its behalf as of the day and year first above written.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first above written.

VEREIT, INC.

By:	/s/ Glenn J. Rufrano
Name: Glenn J. Rufrano
Title: Chief Executive Officer

VEREIT OPERATING PARTNERSHIP, L.P.

By:	/s/ Glenn J. Rufrano
Name: Glenn J. Rufrano
Title: Chief Executive Officer

[Signature Page to First Amendment to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first above written.

REALTY INCOME CORPORATION

By:	/s/ Sumit Roy
Name: Sumit Roy
Title: President, Chief Executive Officer

RAMS MD SUBSIDIARY I, INC.

By:	/s/ Sumit Roy
Name: Sumit Roy
Title: President, Chief Executive Officer

RAMS ACQUISITION SUB II, LLC

By:	/s/ Sumit Roy
Name: Sumit Roy
Title: President, Chief Executive Officer

[Signature Page to First Amendment to Agreement and Plan of Merger]